UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2025, W. Anthony Will informed CF Industries Holdings, Inc. (the “Company”) that he will be retiring as president and chief executive officer of the Company, effective as of January 4, 2026. Mr. Will will thereafter serve as an employee and senior advisor until March 15, 2026. In addition, Mr. Will will remain a member of the Board of Directors (the “Board”) of the Company until the next annual meeting of shareholders to be held in 2026, at which time he will retire from the Board and not stand for re-election.

On September 6, 2025, the Board elected Christopher D. Bohn, currently the Company's executive vice president and chief operating officer, to succeed Mr. Will as president and chief executive officer, effective as of January 4, 2026. Mr. Bohn has been a member of the Board since February 2024.

Mr. Bohn, age 57, has served as our executive vice president and chief operating officer since February 2024 and leads the Company’s global manufacturing, distribution, sales, supply chain, and clean energy solutions organizations. He was previously our executive vice president and chief financial officer, with responsibility for strategic planning, business development and investor relations. Prior to that role, he was our senior vice president and chief financial officer, from September 2019 to July 2023, our senior vice president, manufacturing and distribution, from May 2016 to September 2019, our senior vice president, manufacturing, from January 2016 to May 2016, our senior vice president, supply chain, from January 2015 to December 2015, our vice president, supply chain, from January 2014 to December 2014, our vice president, corporate planning, from October 2010 to January 2014 and our director, corporate planning and analysis, from September 2009 to October 2010. Prior to joining CF Industries, Mr. Bohn served as chief financial officer for Hess Print Solutions from August 2007 to September 2009. Earlier in his career, Mr. Bohn was vice president global financial planning and analysis for Merisant Worldwide, Inc.

There are No family relationships between Mr. Bohn and any director or executive officer of the Company, and there are No relationships or related transactions between Mr. Bohn and the Company required to be reported.

As of the date of filing of this Current Report on Form 8-K, no compensation decisions have been made in connection with the organizational changes described above. Mr. Will’s and Mr. Bohn’s existing compensatory arrangements, grants and awards remain in effect. Once available, any material changes to either executive’s compensation will be reported by an amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On September 8, 2025, the Company issued a press release regarding Mr. Will’s announced retirement and Mr. Bohn’s election as president and chief executive officer. The press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 8, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 8, 2025	CF INDUSTRIES HOLDINGS, INC.

		By:	/s/ Michael P. McGrane
		Name:	Michael P. McGrane
		Title:	Vice President, General Counsel and Secretary

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